FLJ Partners, LLC
                                c/o James A. Weil
                                  50 Holt Drive
                              Stony Point, NY 10980

                                                                    Exhibit 99

                                                         May 5, 2006


Mr. Jerome I. Feldman Chairman of the Board
National Patent Development Corporation
Five Star Products, Inc.
777 Westchester Avenue
White Plains, NY 10604

Dear Jerry:

         We are pleased to submit the following proposal to purchase all of the issued and outstanding stock of Five Star Products, Inc. ("Five Star"). We understand that National Patent Development Corporation ("NPD") owns 64% of the outstanding shares of Five Star. To effectuate the purchase, we will create a newly formed entity ("Newco"), which will enter into a merger agreement with Five Star and a stock purchase agreement with NPD. Those agreements will provide that Newco will commence a tender offer for all of Five Star's outstanding shares and that NPD will, at Newco's option, either tender its shares or sell them to Newco. Thereafter, we will consummate a merger providing any non-tendering holders of Five Star shares with the same consideration as those who tendered.

         Our group consists of highly experienced business people with the financial resources to consummate the contemplated transaction without a financing contingency. The principal terms of the transaction are as follows.


     1. Transaction Value. We propose a purchase price per share for all of Five Star's fully diluted outstanding shares based upon a valuation of $2,950,000 for the shares owned by NPD. In addition, we would cause Five Star to repay its $2.8 million note to NPD, together with all accrued interest, upon consummation of the merger.

     2. No Financing Contingency. We are prepared to commit to pay 100% of the purchase price without the benefit of a contingency for debt financing.

     3. Activities prior to Closing. Given our significant experience in the paint industry and with transactions of this nature, we are highly confident that we can conduct the necessary and customary due



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          diligence and to enter into definitive agreements on or before May 31,
          2006. Prior to closing, we would anticipate completion of the following activities: (i) meeting with the current management of Five Star; (ii) having the pertinent financial data; (iii) engaging our legal counsel to complete their confirmatory legal due diligence; (iv) receipt of all necessary material governmental and third party approvals required to consummate the transaction; and (v) conducting an analysis of merchandise sourcing. Our obligation to consummate the transaction is contingent on the satisfactory completion of the above items, the negotiation and execution of mutually satisfactory definitive purchase agreements and the absence of any material adverse changes in Five Star's financial condition, operations or prospects.

     4. Purchase Agreement and Closing. The parties shall work in good faith to complete the definitive purchase agreements and related tender offer documents and information statement no later than May 31, 2006. The Merger Agreement shall contain such representations and warranties from Five Star as are customary in a transaction of this nature. The Stock Purchase Agreement will contain representations and warranties from NPD only as to its ownership, title and authority to sell, and if the Five Star shares owned by NPD are not purchased in the tender offer, our obligation to purchase such shares pursuant to the Purchase Agreement will only be subject to the accuracy of such representations and warranties. Upon execution of the Agreements, we will deposit the sum of $1,000,000 in escrow, which will serve as liquidated damages in the event that we do not close in violation of any of the Agreements. At our option, upon consummation of the merger, all agreements between Five Star and NPD (and its affiliates) will be terminated without cost to Five Star.

     5. Necessary Approvals. As a privately held investment partnership, we do not require any corporate or shareholder approvals or other extraordinary conditions to consummate the transaction.


     6. Fees and Expenses. Each of NPD, Five Star and FLJ Partners, LLC will pay its own fees and expenses (including the fees and expenses of legal counsel, investment bankers, brokers, or other representatives or consultants) in connection with the transaction.

     7. Access to Information. During the period (the "Exclusivity Period") beginning upon the mutual execution of this letter and ending on the earliest of (a) May 31, 2006, (b) such date on which we are neither actively conducting due diligence with respect to Five Star nor negotiating the definitive purchase agreements, and (c) such date on which we indicate that we are no longer willing to consummate the proposed transaction on the terms set forth herein, Five Star will


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          afford to us and our representatives, consultants, agents, lenders and investors full and complete access to the properties, business, personnel (including outside accountants and lawyers), and financial, legal, accounting, tax, and other data and information relating to Five Star as may be reasonably requested by any of them for purposes of evaluating the transaction contemplated hereby, subject to reasonable confidentiality measures to be mutually agreed.

     8. Exclusivity. During the Exclusivity Period, each of NPD and Five Star agrees on behalf of itself and ------------ its officers, directors and affiliates, that neither it nor they nor any of its or their respective representatives, directors, officers, agents, or affiliates will discuss or pursue a possible sale, recapitalization, or other disposition of Five Star, any securities of Five Star (other than pursuant to employee benefit plans), or a substantial portion of the assets of Five Star (other than in the ordinary course of business) with any other party or provide any information to any other party in connection therewith. NPD represents that neither it nor any of its affiliates will, by pursuing the transactions contemplated hereby, violate the terms of any other agreement or obligation to which it or any such affiliate is subject, and will immediately inform us of and provide us with information regarding any offers or expressions of interest for Five Star received by it during the Exclusivity Period.

     9. Key Contacts. James Weil (845) 786-5000 and Gary Rones (631) 756-0120 are available to respond to any questions you might have regarding our proposal.

     10. Expiration of Offer. The proposal described in this letter will expire at 5:00 PM EST on May 9, 2006, unless accepted in writing by NPD and Five Star at or prior to such time. Please understand that this letter agreement is submitted for your review and consideration. Upon your acceptance of this letter agreement, as indicated by your signature hereon, this letter agreement will not constitute a firm proposal, and consequently, will not be legally binding on any party hereto, except for sections 6, 7, 8, 10, and 11, which will be legally binding on each of the parties hereto.

     11. Confidentiality. We acknowledge that the Confidentiality Agreement previously executed between us and Five Star remains in full force and effect. Unless mutually agreed to in writing or required by law, we will not make any disclosure to any third party (other than our officers, directors, employees, agents, potential financing sources and other representatives who have a need to know such information in furtherance of the transactions contemplated hereby) of the status of negotiations with respect to the transactions contemplated hereby. We understand that NPD and Five Star intend to make public disclosure of the transactions contemplated hereby.



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              We thank you for the opportunity to present this proposal. We are enthusiastic about this opportunity and are prepared to dedicate the necessary resources to quickly complete the proposed transaction. Should you have any questions please do not hesitate to give me a call.

             If you are in agreement with the terms set forth above and desire to proceed with the transaction on this basis, please sign in the space provided below and return an executed copy to us.

         Very truly yours,
         FLJ PARTNERS, LLC

         By:_____________________
         Name: James Weil

         ACCEPTED AND AGREED:
         NATIONAL PATENT DEVELOPMENT CORPORATION
         Signature:  ___________________
         Name:    _______________________
         Title:_________________________
         Date:_________________________

         FIVE STAR PRODUCTS, INC.
         Signature:  ___________________
         Name:    _______________________
         Title:_________________________



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